Exhibit 32

Certification of Periodic Financial Report
Pursuant to Section 906
of the
Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of CanArgo Energy Corporation (the “Company”) hereby certify that to their knowledge:

The Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dr David Robson
Dr David Robson
Dated: August 16, 2004	Chairman, President and Chief Executive Officer

/s/ Vincent McDonnell
Dated: August 16, 2004	Vincent McDonnell
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.